The issuer has filed a registration statement (including a prospectus) with the
SEC (SEC File No. 333-141648) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov.
Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling
1-877-858-5407 or by emailing Citigroup-DCM-Prospectus@citigroup.com.

Information in this material regarding any assets backing any securities discussed or referred to herein supersedes all prior information regarding such assets that is inconsistent with the information in this material. Citigroup
Global Markets Inc. and Goldman, Sachs & Co. (collectively, the "Underwriters")
and their affiliates, officers, directors, partners and employees, including persons involved in the preparation of issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities discussed or referred to herein or derivatives thereof (including options).

Any legends, disclaimers or other notices or language that may appear in the text of, at the bottom of, or attached to, an email communication to which this material may have been attached, that are substantively similar to or in the nature of the following disclaimers, statements or language, are not applicable to these materials and should be disregarded:

o disclaimers regarding accuracy or completeness of the information contained herein or restrictions as to reliance on the information contained herein by investors;

o disclaimers of responsibility or liability;

o statements requiring investors to read or acknowledge that they have read or understand the registration statement or any disclaimers or legends;

o language indicating that this communication is neither a prospectus nor an offer to sell or a solicitation or an offer to buy;

o statements that this information is privileged, confidential or otherwise restricted as to use or reliance; and

o a legend that information contained in these materials will be superseded or changed by the final prospectus, if the final prospectus is not delivered until after the date of the contract for sale.

Such legends, disclaimers or other notices have been automatically generated as a result of these materials having been sent via the e-mail system pursuant to which this communication is being transmitted.

                                                               MULTIFAMILY TAPE

 LOAN
NUMBER    LOAN SELLER                 LOAN / PROPERTY NAME                                      PROPERTY ADDRESS
------------------------------------------------------------------------------------------------------------------------------------

7020528       CGM         Copper Beech - Kalamazoo, MI                          5900 Copper Beech Boulevard
7020561       CGM         Clearview Apartments                                  12100 Clearview Lane
7022671       CGM         Colonial Village Apartments                           1070 West Main Street
7021160       CGM         College Park Apartments                               304 66th Avenue Southwest
7019434       CGM         Perry's Crossing                                      1000 Valley Bluff Road
7020563       CGM         Willow Glen Apartments                                7101 Wolflin Avenue
7021704       CGM         Breckinridge Square Apartments                        203 Breckinridge Square
7018064       CGM         47 Third Avenue - Residential                         47 Third Avenue
7021577       CGM         Timber Ridge Apartments                               3602 Rolling Green Drive
7019896       CGM         Patchen Oaks Apartments                               251 Chippen Dale Circle
7021578       CGM         Wood Trail-Tyler Apartments                           1909 Shiloh Road
7020564       CGM         Pebblebend Apartments                                 4315 Esmond Drive
7021579       CGM         Oakwood Village Apartments                            1521 North 37th Street
7019156       CGM         McKee Place Apartments                                308-362 McKee Place
7020562       CGM         Indian Trail Apartments                               4120 Prairie Avenue
AR6930        GSMC        Copper Beech Townhomes II - Columbia                  1051 Southern Drive
AR6729        GSMC        Copper Beech Townhomes II - Allendale                 10295 48th Avenue

 LOAN
NUMBER         CITY                 COUNTY                STATE     ZIP CODE        PROPERTY TYPE           SUB PROPERTY TYPE
------------------------------------------------------------------------------------------------------------------------------------

7020528       Kalamazoo          Kalamazoo                  MI        49009     Multifamily             Student Housing
7020561       Holland            Ottawa                     MI        49424     Multifamily             Conventional
7022671       Hendersonville     Sumner                     TN        37075     Multifamily             Conventional
7021160       Cedar Rapids       Linn                       IA        52404     Multifamily             Student Housing
7019434       Perrysburg         Wood                       OH        43551     Multifamily             Conventional
7020563       Amarillo           Potter                     TX        79106     Multifamily             Conventional
7021704       Louisville         Jefferson                  KY        40220     Multifamily             Conventional
7018064       New York           New York                   NY        10003     Multifamily             Student Housing
7021577       Abilene            Taylor                     TX        79606     Multifamily             Conventional
7019896       Lexington          Fayette                    KY        40517     Multifamily             Conventional
7021578       Tyler              Smith                      TX        75703     Multifamily             Conventional
7020564       Odessa             Ector                      TX        79762     Multifamily             Conventional
7021579       Orange             Orange                     TX        77630     Multifamily             Conventional
7019156       Pittsburgh         Allegheny                  PA        15213     Multifamily             Student Housing
7020562       Amarillo           Randall                    TX        79109     Multifamily             Conventional
AR6930        Columbia           Richland                   SC        29201     Multifamily             Student Housing
AR6729        Allendale          Ottawa                     MI        49401     Multifamily             Student Housing

                                                                                                                   ORIGINAL TERM TO
 LOAN                              CUT-OFF DATE BALANCE                                U/W NCF  CUT-OFF DATE LTV    MATURITY / ARD
NUMBER      CUT-OFF DATE BALANCE     PER UNIT/PAD         MORTGAGED RATE   NOTE DATE     DSCR       RATIO               (MONTHS)
------------------------------------------------------------------------------------------------------------------------------------

7020528          30,450,000.00       118,945                5.8050%        09/12/07      1.16       74.2140%              120
7020561          17,500,000.00        46,543                5.6320%        04/30/07      1.22       67.3077%              120
7022671          16,800,000.00        46,154                6.5375%        09/20/07      1.22       57.9310%              120
7021160          14,600,000.00        42,941                6.3500%        11/01/07      1.22       64.4023%              120
7019434          14,000,000.00        47,297                5.7160%        06/28/07      1.46       59.3220%              120
7020563          12,900,000.00        35,833                5.5300%        03/29/07      1.15       79.1411%              120
7021704          12,500,000.00        42,517                6.2300%        08/30/07      1.25       74.1840%              120
7018064          11,952,720.72       426,883                6.7890%        10/30/07      1.17       66.7750%              120
7021577           9,695,000.00        43,281                6.2600%        08/09/07      1.18       78.8211%              120
7019896           9,375,000.00        48,828                5.6350%        04/26/07      1.25       75.0000%              120
7021578           8,119,000.00        46,131                6.2600%        08/09/07      1.17       75.8785%              120
7020564           7,000,000.00        31,250                5.5300%        03/29/07      1.35       77.7778%              120
7021579           6,815,000.00        36,250                6.2600%        08/09/07      1.25       74.8901%              120
7019156           6,700,000.00        55,372                6.0370%        02/21/07      1.21       76.5714%               84
7020562           3,600,000.00        30,508                5.5300%        03/29/07      1.16       76.5957%              120
AR6930           36,936,000.00       132,863                6.2700%        08/31/07      1.10       78.3372%              120
AR6729           11,896,000.00       145,073                6.2700%        08/31/07      1.11       76.4524%              120

            ORIGINAL
 LOAN    AMORTIZATION TERM                 # OF     AVERAGE RENTAL   # OF 1 BED  AVERAGE RENTAL    # OF 2 BED AVERAGE RENTAL RATE2
NUMBER      (MONTHS)         TOTAL UNITS  STUDIOS    RATE STUDIO       ROOMS        RATE 1 BR        ROOMS             BR
------------------------------------------------------------------------------------------------------------------------------------

7020528        360               256        NAP          NAP             32            602             32               879
7020561        360               376        NAP          NAP             136           607             207              681
7022671        360               364        NAP          NAP             142           617             170              767
7021160        360               340        NAP          NAP             NAP           NAP             268              576
7019434        360               296        NAP          NAP             156           702             140              847
7020563        360               360         8           439             200           496             152              630
7021704        420               294        NAP          NAP             112           560             142              762
7018064        360                28        NAP          NAP              6           3,114            22              4,075
7021577        360               224        NAP          NAP             40            547             160              618
7019896        360               192        NAP          NAP             96            627             96               711
7021578        360               176        NAP          NAP             48            497             128              693
7020564        360               224        NAP          NAP             144           470             80               644
7021579        360               188        NAP          NAP             60            565             128              657
7019156        360               121        NAP          NAP             21            588             64               740
7020562        360               118        NAP          NAP             78            488             40               638
AR6930         360               278        NAP          NAP             40            647             40              1,003
AR6729         360                82        NAP          NAP              6            673              6               933

                                                                                                                     # OF VACANT
                                                                                                                MODE/OFFICE UNITS OR
LOAN     # OF 3 BED      AVERAGE RENTAL      # OF 4 BED    AVERAGE RENTAL     AVERAGE RENTAL   AVERATE RENTAL   UNITS VACANT DUE TO
NUMBER     ROOMS            RATE3 BR          ROOMS           RATE4 BR          BED ROOMS        RATE4+BR           RENOVATIONS
------------------------------------------------------------------------------------------------------------------------------------

7020528      80               1,191             112             1,519             NAP               NAP                  0
7020561      33                821              NAP              NAP              NAP               NAP                  0
7022671      52                908              NAP              NAP              NAP               NAP                  1
7021160      72                889              NAP              NAP              NAP               NAP                  0
7019434      NAP               NAP              NAP              NAP              NAP               NAP                  0
7020563      NAP               NAP              NAP              NAP              NAP               NAP                  0
7021704      40                903              NAP              NAP              NAP               NAP                  0
7018064      NAP               NAP              NAP              NAP              NAP               NAP                  0
7021577      24                776              NAP              NAP              NAP               NAP                  1
7019896      NAP               NAP              NAP              NAP              NAP               NAP                  1
7021578      NAP               NAP              NAP              NAP              NAP               NAP                  2
7020564      NAP               NAP              NAP              NAP              NAP               NAP                  0
7021579      NAP               NAP              NAP              NAP              NAP               NAP                  0
7019156      24               1,196             12              1,502             NAP               NAP                  0
7020562      NAP               NAP              NAP              NAP              NAP               NAP                  0
AR6930       88               1,387             110             1,772             NAP               NAP                  0
AR6729        8               1,237             62              1,566             NAP               NAP                  0

                                                                              -------------------------------------------
                                                                                 FOR STUDENT HOUSING PROPERTIES ONLY
                                                                              -------------------------------------------
                                                                                                    AVERAGE RENT PER BED
 LOAN               OCCUPANCY                                   ELEVATOR(S)    # OF BEDS (STUDENT)   (STUDENT HOUSING
NUMBER              PERCENTAGE    UTILITIES TENANT PAYS           (YES/NO)       HOUSING ONLY)            ONLY)
-------------------------------------------------------------------------------------------------------------------------

7020528             100.00%       Electric, Sewer, Water             0                784                   399
7020561             94.68%        Electric, Gas                      0                NAP                   NAP
7022671             89.01%        Electric, Sewer, Water             0                NAP                   NAP
7021160             86.18%        Electric, Gas                      0                752                   244
7019434             92.23%        Electric, Gas, Sewer, Water        0                NAP                   NAP
7020563             94.17%        Electric, Sewer, Water             0                NAP                   NAP
7021704             92.18%        Electric, Gas, Sewer, Water        0                NAP                   NAP
7018064             100.00%       Electric, Gas                      1                 50                  2,167
7021577             97.77%        Electric, Sewer, Water             0                NAP                   NAP
7019896             98.44%        Electric, Gas, Sewer, Water        0                NAP                   NAP
7021578             94.89%        Electric, Sewer, Water             0                NAP                   NAP
7020564             98.21%        Electric, Gas, Sewer, Water        0                NAP                   NAP
7021579             91.50%        Electric, Sewer, Water             0                NAP                   NAP
7019156             99.17%        Electric, Gas                      0                291                   359
7020562             91.53%        Electric, Gas, Sewer, Water        0                NAP                   NAP
AR6930              99.64%        Electric, Sewer, Water             0                824                   465
AR6729              100.00%       Electric, Sewer, Water             0                290                   402

              ----------------------------------------------------------------------------------------------------------------------
                       FOR MANUFACTURED HOUSING PROPERTIES ONLY        FOR MIXED USE PROPERTIES ONLY
              ----------------------------------------------------------------------------------------------------------------------
                                                                        TOTAL GROSS INCOME
                                                                           FROM PROPERTY
                                 TOTAL GROSS INCOME                          INCLUDING
 LOAN         AVERAGE CONTRACT   OF MHP INCLUDING RV  TOTAL GROSS INCOME RETAIL/COMMERCIAL                         AVERAGE RENTAL
NUMBER        RATE PER HOMESITE        SITES              FROM RV SITES         USES       SPONSOR OWNED UNITS  RATESTUDIO (SPONSOR)
------------------------------------------------------------------------------------------------------------------------------------

7020528           NAP                    NAP                  NAP               NAP               NAP                  NAP
7020561           NAP                    NAP                  NAP               NAP               NAP                  NAP
7022671           NAP                    NAP                  NAP               NAP               NAP                  NAP
7021160           NAP                    NAP                  NAP               NAP               NAP                  NAP
7019434           NAP                    NAP                  NAP               NAP               NAP                  NAP
7020563           NAP                    NAP                  NAP               NAP               NAP                  NAP
7021704           NAP                    NAP                  NAP               NAP               NAP                  NAP
7018064           NAP                    NAP                  NAP               NAP               NAP                  NAP
7021577           NAP                    NAP                  NAP               NAP               NAP                  NAP
7019896           NAP                    NAP                  NAP               NAP               NAP                  NAP
7021578           NAP                    NAP                  NAP               NAP               NAP                  NAP
7020564           NAP                    NAP                  NAP               NAP               NAP                  NAP
7021579           NAP                    NAP                  NAP               NAP               NAP                  NAP
7019156           NAP                    NAP                  NAP               NAP               NAP                  NAP
7020562           NAP                    NAP                  NAP               NAP               NAP                  NAP
AR6930            NAP                    NAP                  NAP               NAP               NAP                  NAP
AR6729            NAP                    NAP                  NAP               NAP               NAP                  NAP

------------------------------------------------------------------------------------------------------------------------------------

  Loan        Average Rental       AveragepRental Rate1    AveragenRental Rate2    AveragenRental Rate3      AveragenRental Rate4
 Number   RateStudio (Sponsor)        BR (Sponsor)            BR (Sponsor)           BR (Sponsor)                BR (Sponsor)
------------------------------------------------------------------------------------------------------------------------------------

7020528           NAP                     NAP                      NAP                    NAP                        NAP
7020561           NAP                     NAP                      NAP                    NAP                        NAP
7022671           NAP                     NAP                      NAP                    NAP                        NAP
7021160           NAP                     NAP                      NAP                    NAP                        NAP
7019434           NAP                     NAP                      NAP                    NAP                        NAP
7020563           NAP                     NAP                      NAP                    NAP                        NAP
7021704           NAP                     NAP                      NAP                    NAP                        NAP
7018064           NAP                     NAP                      NAP                    NAP                        NAP
7021577           NAP                     NAP                      NAP                    NAP                        NAP
7019896           NAP                     NAP                      NAP                    NAP                        NAP
7021578           NAP                     NAP                      NAP                    NAP                        NAP
7020564           NAP                     NAP                      NAP                    NAP                        NAP
7021579           NAP                     NAP                      NAP                    NAP                        NAP
7019156           NAP                     NAP                      NAP                    NAP                        NAP
7020562           NAP                     NAP                      NAP                    NAP                        NAP
AR6930            NAP                     NAP                      NAP                    NAP                        NAP
AR6729            NAP                     NAP                      NAP                    NAP                        NAP

------------------------------------------------------------------------------------------------------------------------------------
                                   # of Owner      # of Owner     # of Owner      # of Owner     # of Owner       # of Owner
             AveragesRental         Occupied       Occupied 1     Occupied 2      Occupied 3     Occupied 4       Occupied 4+
           Rate4+ BR (Sponsor)       Studio         Bed Rooms      Bed Rooms       Bed Rooms     Bed Rooms        Bed Rooms
------------------------------------------------------------------------------------------------------------------------------------

7020528         NAP                    NAP             NAP            NAP             NAP            NAP             NAP
7020561         NAP                    NAP             NAP            NAP             NAP            NAP             NAP
7022671         NAP                    NAP             NAP            NAP             NAP            NAP             NAP
7021160         NAP                    NAP             NAP            NAP             NAP            NAP             NAP
7019434         NAP                    NAP             NAP            NAP             NAP            NAP             NAP
7020563         NAP                    NAP             NAP            NAP             NAP            NAP             NAP
7021704         NAP                    NAP             NAP            NAP             NAP            NAP             NAP
7018064         NAP                    NAP             NAP            NAP             NAP            NAP             NAP
7021577         NAP                    NAP             NAP            NAP             NAP            NAP             NAP
7019896         NAP                    NAP             NAP            NAP             NAP            NAP             NAP
7021578         NAP                    NAP             NAP            NAP             NAP            NAP             NAP
7020564         NAP                    NAP             NAP            NAP             NAP            NAP             NAP
7021579         NAP                    NAP             NAP            NAP             NAP            NAP             NAP
7019156         NAP                    NAP             NAP            NAP             NAP            NAP             NAP
7020562         NAP                    NAP             NAP            NAP             NAP            NAP             NAP
AR6930          NAP                    NAP             NAP            NAP             NAP            NAP             NAP
AR6729          NAP                    NAP             NAP            NAP             NAP            NAP             NAP